EXHIBIT 1

                         SECURITIES REPURCHASE AGREEMENT


     This SECURITIES REPURCHASE AGREEMENT (this "Agreement") is entered into as of July 18, 2003 (the "Effective Date") by and among Analex Corporation (the "Company"), Jon M. Stout ("Stout"), Patricia Stout, Shawna Stout, Marcus Stout, Stout Dynastic Trust, and S Co., LLC (collectively, the aforementioned persons and entities other than the Company, the "Sellers").

                                    RECITALS:

     WHEREAS, each Seller is the owner of the Company securities set forth opposite such Seller's name on Exhibit A hereto, consisting of an aggregate of 2,625,451 shares of Common Stock (the "Stock"), warrants to purchase an aggregate of 1,134,088 shares of Common Stock (the "Warrants") and options to purchase an aggregate of 75,000 shares of Common Stock (the "Options" and together with the Stock and the Warrants, the "Securities"); and

     WHEREAS, the Company desires to repurchase from each Seller, and each Seller desires to sell to the Company the Securities held by such Seller and set opposite such Seller's name on Exhibit A on the terms and conditions contained herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Sellers, intending to be legally bound, hereby agree as follows:

     1. Repurchase of the Repurchased Stock. Subject to and in reliance upon the representations, warranties, terms and conditions of this Agreement, each Seller, severally and not jointly, agrees to sell, transfer and assign to the Company, and the Company agrees to purchase from such Seller, the Securities in the manner described in Section 2, being all of the securities of the Sellers in the Company whether of record, as a beneficial owner, or otherwise (except that Stout will retain those shares of Common Stock of the Company described in the footnote on Exhibit A (the "Retained Stock"), subject to the terms of this Agreement).

     2.  Consideration to Sellers.

          (a) Share Purchase Price. Subject to the conditions set forth herein, the Company agrees to pay and the Sellers, severally and not jointly, agree to accept a price of $2.63 per share for each respective share of Stock owned by each Seller (the "Share Purchase Price"). The Share Purchase Price was calculated by taking a 5% discount to the average closing price of the Company's Common Stock for the 90 trading days preceding June 19, 2003, the date that certain parties hereto agreed to the transactions contemplated hereby (subject to various conditions). The average closing price for such period was approximately $2.76, resulting in the $2.63 Share Purchase Price , after the 5% discount referred to above.

          (b) Options and Warrants. Upon the terms and subject to the conditions set forth herein, the Company and the Sellers, severally and not jointly, agree to terminate the Options and Warrants. Accordingly, each Seller and Purchaser agree that each Option and each Warrant held by such Seller and set forth opposite such Seller's name on Exhibit A, shall be terminated upon the payment by the Company to the applicable Seller of an amount equal to the product of (a) the Share Purchase Price less the exercise price per share required for the exercise of the applicable warrant or option multiplied by (b) the number of shares of Common Stock that such Seller would receive upon exercise of the applicable option or warrant (the "Termination Payment"). Calculations showing the Termination Payment for each Option and each Warrant are set forth on Exhibit A.

          (c) Aggregate Purchase Price. The aggregate consideration to be received by the Sellers for the Securities will be $9,166,844.21 (the "Aggregate Purchase Price"), with each Seller to receive the amount set forth opposite such Seller's name on Exhibit A. The Aggregate Purchase Price shall be paid in immediately available funds on the date that the all of the conditions set forth in Section 7 have been achieved or their achievement has been waived by Company and all of the conditions set forth in Section 8 have been achieved or their achievement has been waived by the Sellers (the "Closing Date"). The closing of the transactions provided for herein on the Closing Date is referred to as the "Closing."

     3.  Effective Date Deliveries.

          (a) On the Effective Date, each Seller shall deliver or cause to be delivered to the Company:

               (i) all certificates representing the Stock held by such Seller as shown on Exhibit A, which certificates shall be accompanied by duly executed stock powers from such Seller in the form attached hereto as Exhibit B, to be held by the Company in escrow and released to the Company at the Closing or returned to the Seller if this Agreement is terminated pursuant to Section 10 or such Seller withdraws pursuant to Section 10; provided, however, that if any certificate representing any of the Stock held by any Seller shall have been lost, stolen or destroyed, then such Seller shall deliver a fully executed affidavit of that fact (including reasonable indemnity provisions in connection therewith) in form reasonably acceptable to the Company and its counsel;

               (ii) the original Warrants held by such Seller (if any) as shown on Exhibit A, to be held by the Company in escrow and released to the Company and marked cancelled at the Closing or returned to the Seller if this Agreement is terminated pursuant to Section 10 or such Seller withdraws pursuant to Section 10; provided, however, that if any Warrant held by any Seller shall have been lost, stolen or destroyed, then such Seller shall deliver a fully executed affidavit of that fact (including reasonable indemnity provisions in connection therewith) in form reasonably acceptable to the Company and its counsel;

               (iii) the original Notices of Grant and Option Agreements in connection with such Option held by such Seller (if any) as shown on Exhibit A, to be held by the Company in escrow and released to the

     Company and marked cancelled at the Closing or returned to the Seller if this Agreement is terminated pursuant to Section 10 or such Seller withdraws pursuant to Section 10;

               (iv) an executed original signature page to the Voting Termination Agreement in the form attached hereto as Exhibit C (the "Voting Termination Agreement"), to be held by the Company in escrow and released to the Company at the Closing or returned to the Seller if this Agreement is terminated pursuant to Section 10 or such Seller withdraws pursuant to
     Section 10;

               (v) an executed original signature page to the Registration Rights Termination Agreement in the form attached hereto as Exhibit D (the "Registration Rights Termination Agreement"), to be held by the Company in escrow and released to the Company at the Closing or returned to the Seller if this Agreement is terminated pursuant to Section 10 or such Seller withdraws pursuant to Section 10; and

               (vi) an executed original signature page to the Voting Agreement by and among the Company certain of its stockholder in the form attached hereto as Exhibit E.

          (b) On the Effective Date, Stout shall:

               (i) execute and deliver to the Company a counterpart signature page to the Employment Termination Agreement in the form attached hereto as Exhibit F (the "Employment Termination Agreement"), to be held by the Company in escrow and released to the Company at the Closing or returned to the Seller if this Agreement is terminated pursuant to Section 10 or Stout withdraws pursuant to Section 10; and

               (ii) execute and deliver to the Company a counterpart signature page to the Non-Competition Agreement attached hereto as Exhibit G (the "Non-Competition Agreement"), to be held by the Company in escrow and released to the Company at the Closing or returned to the Seller if this Agreement is terminated pursuant to Section 10 or Stout withdraws pursuant to Section 10.

          (c) On the Effective Date, each of Stout and Shawna Stout shall deliver to the Company a signed Director Resignation in the form attached hereto as Exhibit H, to be held by the Company in escrow and released to the Company at the Closing or returned to the Seller if this Agreement is terminated pursuant to Section 10 or Stout withdraws pursuant to Section 10.

For the avoidance of doubt, none of the Effective Date deliverables described above may be terminated, amended or cancelled by any Seller except in connection with (x) the termination of this Agreement pursuant to Section 10, (y) the withdrawal of a Seller pursuant to Section 10, or (z) an amendment to this Agreement or waiver of a provision of this Agreement pursuant to the terms of
Section 18.

     4. Representations and Warranties of Sellers. Each Seller represents and warrants, severally and not jointly, as follows:

          (a) such Seller is the sole legal, beneficial and record owner of the Securities set forth opposite such Seller's name on Exhibit A, free and clear of any and all liens, claims, charges, rights or other encumbrances of any kind or nature whatsoever, and such Seller does not own, directly or indirectly, any additional Company securities (except that Stout will retain the Retained Stock, subject to the terms of this Agreement);

          (b) the execution, delivery and performance by such Seller of this Agreement and the consummation by such Seller of the transactions contemplated hereby have been duly and lawfully authorized and approved by all necessary action on the part of such Seller, and such Seller has the full power and authority to enter into and perform such Seller's obligations under this Agreement;

          (c) this Agreement constitutes the valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, subject to principles of public policy and bankruptcy, insolvency and similar laws affecting the rights of creditors generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought;

          (d) the consummation of the transactions contemplated by this Agreement (i) does not and will not (with or without the passage of time) contravene any provision of the formation or organizational documents of such Seller (if applicable), as in effect of the date hereof, (ii) does not and will not (with or without the passage of time) violate any law or regulation, or any order or decree of any court or governmental authority applicable to such Seller, (iii) does not and will not (with or without the passage of time) conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any material contract or agreement of such Seller, and (iv) does not and will not (with or without the passage of time) result in the creation or imposition of any lien or encumbrance on the Securities;

          (e) the consummation by such Seller of the transactions contemplated by this Agreement does not require and will not (with or without the passage of time) require the consent or approval of any other person or entity including without limitation any governmental authority;

          (f) no agent, broker, investment banker, person or firm acting under the authority of such Seller is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein; and

          (g) Such Seller acknowledges that it is capable of evaluating the merits and risks of the transactions contemplated hereby, such Seller has had an adequate opportunity to ask questions and receive answers from the Company concerning any and all matters relating to the transactions described herein and has had the opportunity to review the terms and conditions of the Agreement with legal counsel of its choice, and such Seller has decided to sell the Securities based upon such Seller's review and investigation of the Company. Neither the Company nor any other party has made any oral or written representation, inducement, promise or agreement to Seller in connection with the sale of the Securities, other than as expressly set forth in this Agreement.

     5. Representations and Warranties of the Company. The Company represents and warrant to each Seller that:

          (a) other than the requirement that the Company obtain stockholder consent, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and lawfully authorized and approved by all necessary corporate action on the part of the Company, and the Company has the full corporate power and authority to enter into and perform its obligations under this Agreement;

          (b) this Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to principles of public policy and bankruptcy, insolvency and similar laws affecting the rights of creditors generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought;

          (c) the consummation of the transactions contemplated by this Agreement (i) does not and will not (with or without the passage of time) contravene any provision of the Certificate of Incorporation or bylaws of the Company, as in effect of the date hereof, (ii) does not and will not (with or without the passage of time) violate any law or regulation, or any order or decree of any court or governmental authority applicable to the Company, and
(iii) does not and will not (with or without the passage of time) conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any material contract or agreement of the Company;

          (d) the consummation by the Company of the transactions contemplated by this Agreement does not require and will not (with or without the passage of time) require the consent or approval of any other person or entity including without limitation any governmental authority, other than (i) the approval of the Company's stockholders, (ii) approvals required pursuant to American Stock Exchange rules and regulations, (iii) the consent of Bank of America, N.A. (the "Bank"), pursuant to that certain Credit Agreement by and between the Bank and the Company dated as of November 2, 2001 (as amended and in effect on the date hereof) and (iv) any other consents listed on the Disclosure Schedule to that certain Subordinated Note and Series A Convertible Preferred Stock Purchase Agreement ("Purchase Agreement") of even date herewith by and among the Company, the purchasers named therein and the collateral agent named therein;

          (e) no agent, broker, investment banker, person or firm acting under the authority of the Company is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein; and

          (f) the Company acknowledges that such Seller is capable of evaluating the merits and risks of the transactions contemplated hereby, the Company has had an adequate opportunity to ask questions and receive answers from the Sellers concerning any and all matters relating to the transactions described herein, and the Company has had the opportunity to review the terms and conditions of the Agreement with legal counsel of its choice. Neither the Sellers nor any other party has made any oral or written representation, inducement, promise or agreement to the Company in connection with the purchase of the Securities, other than as expressly set forth in this Agreement.

     6.  Closing Deliveries.

          (a) At the Closing, the Company shall:

               (i) pay each Seller the amount of cash, in immediately available funds, set forth opposite the name of such Seller on Exhibit A;

               (ii) execute a counterpart signature page to the Employment Termination Agreement and deliver Stout a lump sum cash payment of $280,000 less applicable withholding taxes, in immediately available funds, pursuant to the terms of the Employment Termination Agreement;

               (iii) deliver Stout a lump sum cash payment of $50,000, in immediately available funds, as the first installment pursuant to the terms of the Non-Competition Agreement; and

               (iv) deliver a Closing Certificate to the Sellers in the form attached hereto as Exhibit I.

          (b) At the Closing, each Seller shall deliver or cause to be delivered to the Company a Closing Certificate in the form attached hereto as Exhibit I.

     7. Conditions Precedent to the Obligations of the Company. The obligations of the Company to be performed under this Agreement are subject to fulfillment of the following conditions:

          (a) The representations and warranties of each Seller made in this Agreement shall be true and correct in all material respects when made and shall also be true and correct on and as of the Closing Date in all material respects, with the same effect as though such representations and warranties had been made at and as of such date;

          (b) The Sellers shall have performed or complied with all agreements and conditions required by this Agreement to be performed or complied with prior to or at the Closing Date;

          (c) The Company's stockholders shall have approved the transactions contemplated by this Agreement and by the Purchase Agreement (collectively, the "Transactions");

          (d) The Company shall have received a bring-down fairness opinion from Houlihan Lokey Howard & Zukin (or such other financial advisor acceptable to the Company's board of directors) as to the fairness of the Transactions, dated as of the date that the Company's stockholders approve the Transactions, in a form acceptable to the Company's board of directors; and

          (e) The Company shall have closed the Transactions.

     8. Conditions Precedent to the Obligations of the Sellers. The obligations of the Sellers to be performed under this Agreement are subject to fulfillment of the following conditions:

          (a) Representations and warranties of the Company made in this Agreement shall be true and correct in all material respects when made and shall also be true and correct on and as of the Closing Date in all material respects, with the same effect as though such representations and warranties had been made at and as of such date; and

          (b) The Company shall have performed or complied with all agreements and conditions required by this Agreement to be performed or complied with prior to or at the Closing Date.

     9.  Indemnification.

          (a) Survival. All agreements, representations and warranties contained herein made in writing by or on behalf of the parties hereto in connection with the transactions contemplated hereby whether in this Agreement or any other instrument or document delivered in connection herewith shall survive the Closing Date.

          (b) Hold Harmless. Each party covenants and agrees with the others that it shall hold the others harmless from and hereby indemnify the other against any and all damages, costs, expenses or other liabilities, including attorneys' fees (referred to herein as "damages") resulting to the other and arising from the material inaccuracy of or omission in or the material breach of any conditions of the representations, warranties, covenants or agreements made by such party in this Agreement, or for the gross negligence, willful misconduct or fraud of such party in connection with this Agreement, the Voting Termination Agreement, the Employment Termination Agreement, the Registration Rights Termination Agreement or the Non-Competition Agreement; provided, however, that
(i) other than Stout, in no event shall the aggregate liability of any Seller under this Section 9 exceed the amount of the portion of the Aggregate Purchase Price actually received by such Seller and (ii) in no event shall the aggregate liability of Stout under this Section 9 exceed the Aggregate Purchase Price.

          (c) Notice. If at any time after the Closing any party has reason to believe that it is entitled to indemnification under Section 9(b) or any claim or dispute exists that could, unless successfully defended, entitle such party to indemnification under Section 9(b), the party claiming indemnification (the "Indemnified Party") shall promptly give notice in writing to the other party (the "Indemnifying Party") of the facts entitling the Indemnified Party to indemnification or the nature of the claim or dispute, if it can reasonably do so. The Indemnifying Party shall have the right to defend, settle or compromise any claim or dispute that would entitle the Indemnified Party to indemnification, at its expense, through counsel of its choice reasonably satisfactory to the Indemnified Party; provided, however, that in the event of a conflict of interest between the Indemnified Party and the Indemnifying Party, the Indemnified Party shall be entitled to be represented by separate counsel of its own choosing, reasonably satisfactory to the Indemnifying Party, at the expense of the Indemnifying Party. If the Indemnifying Party refuses or fails promptly to defend or compromise any such claim or dispute, or in the event such defense of such claim or dispute is not successful, or if the Indemnified Party is otherwise entitled to indemnification under Section 9(b), the Indemnifying Party shall promptly pay or reimburse the Indemnified Party in the full amount of any damages which the Indemnified Party becomes obligated to pay or pays at any time as a result of any of the matters specified in Section 9(b).

          (d) Exclusive Remedy. This Section 9 shall be the parties exclusive remedy for damages (exclusive of specific performance, injunctive relief or other equitable relief) under this Agreement, except for damages caused by fraud or intentional misrepresentation.

     10. Termination; Withdrawal. If the Closing does not occur prior to the earlier to occur of (a) October 15, 2003 and (b) the date that either the Company or Pequot validly terminates the Transactions, then (i) any Seller may withdraw from this Agreement by delivering a notice of such withdrawal in writing to the Company, and the terms of this Agreement shall thereafter not be binding upon such Seller and (ii) the Company may terminate this Agreement upon written notice to the Sellers. The Company hereby agrees to promptly notify Sellers if the Company or Pequot validly terminates the Transactions.

     11. Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and all of which counterparts when taken together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered (which deliveries may be by facsimile transmission) by all of the parties hereto.

     12. Expenses and Taxes. Each party hereto shall be responsible for its, her or its own costs and expenses (including without limitation attorneys'fees) in connection with this Agreement and the negotiation, execution, delivery and enforcement hereof. In addition, the party responsible under law shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution, delivery and performance of this Agreement, and other instruments and documents to be delivered hereunder and agree to save the other party harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and filing fees.

     13. Lock-Up Agreement; Purchase Option.

          (a) Except as provided in the next sentence, Stout hereby agrees that Stout shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Retained Stock until the date one year after the date of the Closing (the "Lock-Up"). The parties hereto acknowledge and agree that Stout may (and will) sell shares of Retained Stock pursuant to Stout's existing 10b5-1 (the "Sale Plan") after the Effective Date until the number of Retained Shares equals 100,000, at which time he will use all reasonable best efforts consistent with applicable law and the Company's insider trading policy to terminate the Sale Plan; provided, however, that if notwithstanding the foregoing Stout is unable to terminate the Sale Plan when the number of

Retained Shares equals 100,000, then the parties acknowledge the number of Retained Shares remaining upon the termination of the Sale Plan may be less than 100,000 shares.

          (b) Stout hereby acknowledges that currently he intends to gift all of the Retained Shares remaining after the termination of the Sale Plan (the "Gift Shares") at some time after the Closing to an affiliate of the University of Chicago ("Chicago"). If Stout does gift these shares to Chicago prior to the first anniversary of the Effective Date, Stout shall ensure that such shares remain subject to the Lock-Up until the first anniversary of the Effective Date.

          (c) If Stout does not gift the Gift Shares to Chicago but instead seeks to Transfer (as defined below) the Gift Shares to any other person or entity prior to February 15, 2006, Stout shall notify the Company in writing 30 days prior to such Transfer and offer the Company the right to purchase all or part of the Gift Shares for $2.63 per share (the "Transfer Notice"). If the Company does not accept the offer in the Transfer Notice within such 30-day period, Stout shall be free to Transfer in accordance with all applicable securities laws the Gift Shares to any other person or entity. If the Company desires to accept the offer in the Transfer Notice within such 30-day period, it shall sent a written notice to Stout (the "Acceptance Notice"), setting forth the number of Gift Shares it elects to purchase and setting a date, not later than 10 days after the Acceptance Notice, when it will pay $2.63 per share for the Gift Shares it elects to purchase. The closing of the purchase and sale of the shares set forth in the Acceptance Notice shall occur at the time and place set forth in the Acceptance Notice. If Stout should Transfer any Gift Stock in contravention of the Company's purchase rights set forth above, such Transfer shall be void and the Company shall not be required to effect such Transfer on its stock transfer books nor will it treat any alleged transferee as the holder of record of such shares. As used herein, "Transfer" shall mean and include any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by request, devise or descent, or other transfer or disposition of any kind, including, but not limited to, transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly, of any of the Gift Stock.

          (d) If Stout does not gift the Gift Shares to Chicago or otherwise Transfer the Gift Shares pursuant to Section 13(c) prior to January 31, 2006, Stout shall send a written notice to the Company on or prior to January 31, 2006 offering the Company the right to purchase the Gift Shares for $2.63 per share on or prior to February 15, 2006 (the "Final Option Notice"). If the Company does not accept the offer in the Final Option Notice within such 15-day period, Stout shall be free to retain such shares or to Transfer the Gift Shares to any other person or entity and the provisions of this Section 13 shall no longer apply to the Gift Shares. If the Company desires to accept the offer in the Final Option Notice, it shall send a written notice to Stout prior to February 15, 2006 (the "Final Offer Acceptance Notice"), setting forth the number of Gift Shares it elect to purchase and setting a date, not later than 10 days after the Final Offer Acceptance Notice, when it will pay $2.63 per share for such Gift Shares that it elects to purchase. The closing of the purchase and sale of such shares shall occur at the time and place set forth in the Final Offer Acceptance Notice.

     14. Prior Agreements. This Agreement constitutes the entire agreement among the Company and the Sellers with respect to the subject matter hereof and supersedes any prior understandings or agreements concerning the subject matter hereof.

     15. Mutual Drafting. This Agreement is the mutual product of the parties hereto, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of each of the parties, and shall not be construed for or against any of the parties hereto.

     16. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions of this Agreement, and this Agreement shall be construed and reformed to the fullest extent possible.

     17. Governing Law and Forum. This Agreement shall be construed and enforced in accordance with and governed by the internal laws of the State of Delaware without regard to its conflict of laws provisions. Exclusive jurisdiction and venue for any litigation arising under this Agreement is in the Eastern District of Virginia for Federal matters and Fairfax County court for State matters and both parties hereby consent to such jurisdiction and venue for this purpose.

     18. Amendment and Waiver. Except as otherwise expressly provided herein, this Agreement may be amended by the parties hereto by execution of an instrument in writing signed on behalf of (a) the Company and (b) the Sellers entitled to receive a majority of the funds the Company would be required to pay all of the Sellers under this Agreement on the Closing Date (a "Majority in Interest"). Any action, extension or waiver by any party of any provision hereto shall be valid only if set forth in an instrument in writing signed on behalf of such party. An action, extension or waiver signed by a Majority in Interest shall bind all of the Sellers.

     19. Headings. Paragraph and subparagraph headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of the Agreement for any other purpose.

     20. Parties in Interest; Third Party Beneficiaries. All of the terms and provisions of this Agreement shall be binding on and inure to the benefit of and be enforceable by the heirs, representatives, successors in interest, and assigns of the respective parties hereto. Notwithstanding the foregoing, each Seller agrees that it shall not transfer any Securities prior to first to occur of the Closing Date or the termination of this Agreement or withdrawal of such Seller pursuant to the Section 10 hereof.




                         [Signatures on following page]

     IN WITNESS WHEREOF, the parties hereto have caused this SECURITIES REPURCHASE AGREEMENT to be executed as of the date set forth above.


COMPANY:

Analex Corporation

By: /s/ Sterling E. Phillips, Jr.
    ---------------------------------
    Sterling E. Phillips, Jr.
    President and Chief Executive Officer



SELLERS:

/s/ Jon M. Stout
-------------------------------------
Jon M. Stout, individually

/s/ Patricia Stout
-------------------------------------
Patricia Stout, individually

/s/ Marcus Stout
-------------------------------------
Marcus Stout, individually

/s/ Shawna Stout
-------------------------------------
Shawna Stout, individually



Stout Dynastic Trust

By: /s/ Jon M. Stout
    ---------------------------------
    Jon M. Stout, Trustee


S Co., LLC

By: /s/ Jon M. Stout
    ---------------------------------
    Jon M. Stout, Managing Partner



               [Signature Page to Securities Repurchase Agreement]

                                    Exhibit A

                                   Securities


--------------------     -------------     -------------------------------------
                         CONSIDERATION                  SECURITIES
--------------------     -------------     -------------------------------------
                            For All         Shares of      Common Stock   Stock
Name                       Securities      Common Stock*     Warrants    Options
--------------------     -------------     -------------------------------------
Jon M. Stout               $600,623.45          23,238        235,161     65,000
--------------------     -------------     -------------------------------------
Patricia W. Stout          $879,016.21         166,634        230,769          -
--------------------     -------------     -------------------------------------
Stout Dynastic Trust     $5,261,741.64       1,515,422        668,158          -
--------------------     -------------     -------------------------------------
S Co., LLC               $1,947,791.15         740,605              -          -
--------------------     -------------     -------------------------------------
Shawna Stout               $241,560.88          89,776              -     10,000
--------------------     -------------     -------------------------------------
Marcus Stout               $236,110.88          89,776              -          -
--------------------     -------------     -------------------------------------
Total                    $9,166,844.21       2,625,451      1,134,088     75,000
--------------------     -------------     -------------------------------------

* Stout Stock holdings reflect the agreement that he will retain certain shares of Common Stock (less than 110,000) as of the Effective Date, subject to the terms of this Agreement.

                                       Warrant and Option Purchases

---------------------  -------  --------  ----------  ---------  -----------  -------------  -------------
                                                      Exercise    Aggregate     Price For
                       Option/            Underlying  Price per    Exercise    Underlying       Purchase
      Holder           Warrant    Date      Shares      Share       Price     Common Stock        Price
---------------------  -------  --------  ----------  ---------  -----------  -------------  -------------
Jon M. Stout           Warrant  03/30/00    235,161     $0.72    $169,315.92    $618,473.43    $449,157.51
---------------------  -------  --------  ----------  ---------  -----------  -------------  -------------
Jon M. Stout            Option  03/31/00     15,000     $1.64     $24,600.00     $39,450.00     $14,850.00
---------------------  -------  --------  ----------  ---------  -----------  -------------  -------------
Jon M. Stout            Option  09/29/00     50,000     $1.12     $56,000.00    $131,500.00     $75,500.00
---------------------  -------  --------  ----------  ---------  -----------  -------------  -------------
Patricia W. Stout      Warrant  03/30/00    230,769     $0.72    $166,153.68    $606,922.47    $440,768.79
---------------------  -------  --------  ----------  ---------  -----------  -------------  -------------
Stout Dynastic Trust   Warrant  03/30/00    668,158     $0.72    $481,073.76  $1,757,255.54  $1,276,181.78
---------------------  -------  --------  ----------  ---------  -----------  -------------  -------------
Shawna Stout            Option  12/05/01      5,000     $1.75      $8,750.00     $13,150.00      $4,400.00
---------------------  -------  --------  ----------  ---------  -----------  -------------  -------------
Shawna Stout            Option  01/29/03      5,000     $2.42     $12,100.00     $13,150.00      $1,050.00
---------------------  -------  --------  ----------  ---------  -----------  -------------  -------------

                                    EXHIBIT B

                                     Form of

                             IRREVOCABLE STOCK POWER


     FOR VALUE RECEIVED, the undersigned, ________________ ("Transferor"), in connection with that certain Securities Repurchase Agreement, by and among Analex Corporation, a Delaware Corporation ("Transferee"), and Transferor, entered into as of July ___, 2003, does hereby assign and transfer to Transferee, ______________ shares of Common Stock, constituting all of the issued and outstanding shares in Transferee represented by certificate number " ", standing or listed in the name of the undersigned on the books of Transferee.

     The undersigned does hereby constitute and appoint the Secretary of Transferee as agent and attorney to transfer the said stock on the books of Transferee with full power of substitution in the premises.

Effective Date: ____________________, 2003


TRANSFEROR:

By:______________________________________________
Name:____________________________________________
Title (if applicable):___________________________
Entity (if applicable):__________________________



ACKNOWLEDGED BY:

Analex Corporation


By: _____________________________________________
    Sterling E. Phillips, Jr.
    President and Chief Executive Officer

                                    EXHIBIT C

                          Voting Termination Agreement




                                  SEE ATTACHED

                                    EXHIBIT D

                    Registration Rights Termination Agreement




                                  SEE ATTACHED

                                    EXHIBIT E

                                Voting Agreement




                                  SEE ATTACHED

                                    EXHIBIT F

                        Employment Termination Agreement




                                  SEE ATTACHED

                                    EXHIBIT G

                            Non-Competition Agreement




                                  SEE ATTACHED

                                    EXHIBIT H

                                     Form of
                              Director Resignation




                                  SEE ATTACHED

                                                         _______________, 2003




To the Board of Directors of Analex Corporation

     Re:   Resignation as a Director of Analex Corporation

Dear board members:

     This is to provide you with written notice that I hereby resign as a director of Analex Corporation (the "Company"), such resignation to be effective, and conditioned upon the closing of the sale of subordinated notes and convertible preferred stock to affiliates of Pequot Ventures which is expected to occur in late August or early September, 2003. This resignation shall be irrevocable and effective without any additional action on my part.

     I appreciate the opportunity to be part of the development of Analex and wish the Company continued success.


                                            Very truly yours,

                                    EXHIBIT I

                                     Form of
                               Closing Certificate



                                  SEE ATTACHED

                               ANALEX CORPORATION

                               Closing Certificate

     The undersigned delivers this certificate pursuant to the Securities Repurchase Agreement dated July ___, 2003, by and among Analex Corporation (the "Company"), Jon M. Stout, Patricia Stout, Shawna Stout, Marcus Stout, Stout Dynastic Trust, and S Co., LLC (the "Agreement"). Capitalized terms used herein but not defined herein defined herein shall have the meanings assigned to them in the Agreement. The undersigned hereby certifies as follows:

     1. The representations and warranties of the undersigned made in the Agreement are true and correct in all material respects on and as of the Closing Date, with the same effect as though such representations and warranties had been made at and as of such date; and

     2. The undersigned has performed or complied with all agreements and conditions required by the Agreement to be performed or complied with prior to or at the Closing Date.


     IN WITNESS WHEREOF, the undersigned have executed this Closing Certificate this day of _____________________, 2003.


                                      By:_______________________________________
                                      Name:_____________________________________
                                      Title (if applicable):____________________
                                      Entity (if applicable):___________________